UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 28, 2021

TEMPUR SEALY INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-31922	33-1022198
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1000 Tempur Way
Lexington, Kentucky  40511
(Address of principal executive offices) (Zip Code)

(800) 878-8889
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, $0.01 par value	TPX	New York Stock Exchange

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.
On April 28, 2021, Tempur Sealy International, Inc. (the "Company") directed The Bank of New York Mellon Trust Company, N.A., as trustee (the "Trustee") of the Company's 5.500% Senior Notes due 2026 (the "2026 Notes"), to notify noteholders that the Company has elected to redeem the remaining issued and outstanding 2026 Notes, pursuant to paragraph 5 of the 2026 Notes and Section 3.01 of the Indenture dated as of May 24, 2016, as amended and supplemented to date, between the Company and the Trustee (the "Indenture"), and subject to the satisfaction of the Conditions (as defined below). The Company will redeem the remaining $600,000,000 in aggregate principal amount of the issued and outstanding 2026 Notes on June 15, 2021 (the "Redemption Date"). The 2026 Notes will be redeemed at 102.750% of their principal amount, plus the accrued and unpaid interest thereon, if any, to, but excluding, the Redemption Date.

The Company intends to fund this redemption by using a portion of the net proceeds from the Company's 4.00% Senior Notes due 2029 issued on March 25, 2021 in an aggregate principal amount of $800 million (the "2029 Senior Notes"). This transaction will result in the 2026 Notes being paid in full.

The redemption is conditional on the determination by the Company's Chief Financial Officer, in his sole discretion, as of the second business day before the Redemption Date, that the redemption continues to be reasonably prudent and consistent with the Company's objectives concerning liquidity, financing needs and funding costs (the "Conditions"). In the event that the Conditions are not satisfied and the Company elects to rescind the redemption notice, the Company will give written notice thereof to the Trustee no later than the business day immediately preceding the Redemption Date, and will give, or cause the Trustee to give, notice thereof to noteholders promptly thereafter.

This Current Report on Form 8-K does not constitute a notice of redemption under the Indenture, nor an offer to tender for, or purchase, any 2026 Notes or any other security.

Forward-Looking Statements

This Form 8-K contains statements that may be characterized as "forward-looking," within the meaning of the federal securities laws. Such statements might include information concerning one or more of the Company's plans, expectations, and other information that is not historical information. When used in this release, the word "intends" and variations of such word or similar expressions are intended to identify forward-looking statements. These forward-looking statements include, without limitation, statements relating to the Company's intention to use a portion of the net proceeds available from the 2029 Senior Notes. Any forward-looking statements contained herein are based upon current expectations and beliefs and various assumptions. There can be no assurance that the Company will realize these expectations or that these beliefs will prove correct.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  April 28, 2021

Tempur Sealy International, Inc.

By:	/s/ Bhaskar Rao
Name:	Bhaskar Rao
Title:	Executive Vice President & Chief Financial Officer